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                                                                     EXHIBIT 1.6
                             U.S. $1,952,525,000

                       THE CHASE MANHATTAN CORPORATION
                       Euro Medium-Term Notes, Series B
                   Due From Nine Months From Date of Issue

                              AMENDMENT NO. 1 TO
                         EURO DISTRIBUTION AGREEMENT

                                                                    May 12, 1993


MERRILL LYNCH INTERNATIONAL LIMITED
CHASE INVESTMENT BANK LIMITED
CREDIT SUISSE FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
  (formerly named Lehman Brothers
  International Limited)
SALOMON BROTHERS INTERNATIONAL LIMITED
CHASE BANK A.G.

c/o Merrill Lynch International Limited
    Ropemaker Place
    25 Ropemaker Street
    London EC2Y 9LY

Ladies and Gentlemen:

     Reference is made to the Euro Distribution Agreement, dated November 5, 1992 (the "Euro Distribution Agreement"), among The Chase Manhattan Corporation, a Delaware corporation (the "Company"), and each of the above-named agents (each of you being hereinafter referred to as an "Agent" and collectively as the "Agents", which term shall include any Additional Agents (as defined in the Euro Distribution Agreement)).

     Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Euro Distribution Agreement.

     The Company hereby confirms its agreement with each of you to the following, which shall constitute an amendment to the Euro Distribution
Agreement:

     1. From and after the date hereof, the term "Registration Statement" shall mean the registration statement on Form S-3 (File No. 33-58144) (such registration statement also constitutes post-effective amendment no. 1 to registration statement no. 33-45266) relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the
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Securities Act of 1933, as amended.  The Registration Statement was declared effective by the Commission on March 2, 1993.

     2. Section 6(b) of the Euro Distribution Agreement is hereby amended to delete the proviso beginning on the twenty- eighth line thereof and to substitute therefor the following:

          "provided, however, that no such certificate shall be required upon the filing of a Current Report on Form 8-K (x) containing only information concerning quarterly earnings which has been announced to the general public or (y) containing solely exhibits relating to an offering of securities other than the Securities;"

     3. Section 6(c) of the Euro Distribution Agreement is hereby amended to delete the parenthetical clause beginning on the eighth line thereof and to substitute therefor the following:

          "and other than a filing of a Current Report on Form 8-K (x) containing only information concerning quarterly earnings which has been announced to the general public or (y) containing solely exhibits relating to an offering of securities other than the Securities".

     4. Section 6(d) of the Euro Distribution Agreement is hereby amended to delete the parenthetical clause beginning on the sixth line thereof and to substitute therefor the following:

          "(except for a filing of a Current Report on Form 8-K (x) containing only information concerning quarterly earnings which has been announced to the general public or (y) containing solely exhibits relating to an offering of securities other than the Securities)".

     5. Reference is made to the "Statement by the Bundesbank Concerning Deutsche Mark Issues" dated July 3, 1992 (the "Bundesbank Statement"). The Company hereby appoints Chase Bank A.G. as "arranger" (according to the meaning of such term in the Bundesbank Statement) with respect to Securities with interest, issue price or principal (including redemption) payments payable or optionally payable in Deutsche Marks (collectively, the "DM Securities"), and Chase Bank A.G. hereby accepts such appointment. It is agreed that Chase Bank A.G. will be so

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designated as arranger with respect to the DM Securities in the Company's offering documents.

     6. Notwithstanding anything to the contrary set out in the Euro Distribution Agreement, the Company shall not sell DM Securities directly to investors on its behalf.

     7. Chase Bank A.G. represents and warrants to you as of the date hereof, and as of each Closing Time, each Settlement Date and each Representation Date related to DM Securities, that Chase Bank A.G. is a "German credit institution" (as such term is defined in the German Banking Act).

     8. DM Securities (a) will have maturities of not less than 2 years from the date of issuance, (b) will be sold exclusively through credit institutions domiciled in Germany (except for any DM Securities offered as part of a syndicated placement, which will be lead managed by a credit institution domiciled in Germany), and (c) will not be redeemable by the Company or the holder prior to two years from the initial date of issuance.

     9. The Company hereby covenants and agrees to cause the Bank to provide to the Bundesbank, at the end of each calendar month, information on the amount, interest rate and other terms of each issue of DM Securities during the month, and such other information as the Bundesbank may require. The Company hereby further covenants and agrees that in the event the Bank fails to provide the Bundesbank with any required information, the Company shall provide the Bundesbank with such information on its own behalf.

     10. The obligation of each Agent from and after the date hereof to solicit offers to purchase the Securities in its capacity as agent of the Company will be subject to its receipt from the Company of the certificates, legal opinions and comfort letter required by Section 6(b), 6(c) and 6(d), respectively, of the Euro Distribution Agreement and an opinion or opinions of counsel to the Agents, relating to the incorporation of the Company, the validity of the Securities, the Indentures, the Registration Statement, the Prospectus, the Euro Distribution Agreement as amended by this Amendment, and such other matters as the Agent or Agents receiving such opinion may reasonably request.

     11.  The Amendment shall be governed by the laws of the State of New York.

     All provisions of the Euro Distribution Agreement not affected hereby shall continue in full force and effect.

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     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                              Very truly yours,
                              THE CHASE MANHATTAN CORPORATION


                              By:/s/ Arjun K. Mathrani
                                   Executive Vice President
                                        and Treasurer

CONFIRMED AND ACCEPTED, as of
the date first above written:

MERRILL LYNCH INTERNATIONAL LIMITED


By:/s/ Anne MacKay


CHASE INVESTMENT BANK LIMITED


By:/s/ Lynda P. Smith


CREDIT SUISSE FIRST BOSTON LIMITED


By:/s/ Sharon Holmes


GOLDMAN SACHS INTERNATIONAL LIMITED


By:/s/ Kathryn R. Adams
      Attorney-in-fact

LEHMAN BROTHERS INTERNATIONAL (EUROPE)


By:/s/ Matthew Goldberg

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SALOMON BROTHERS INTERNATIONAL LIMITED


By:/s/ Geoff Alder


CHASE BANK A.G.

By:/s/ W. Bohm

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